Exhibit 99.1

NEWS RELEASE

Contacts: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Caesars Entertainment Gary Thompson 702-407-6529 gthompson@caesars.com

CAESARS ENTERTAINMENT AND ALLIANCE DATA SIGN NEW MULTI-YEAR CO-BRAND CREDIT CARD AGREEMENT

Premier Casino Entertainment Company Selects Alliance Data to Provide Co-Brand Credit
Card Program Aligned with Caesars’ Industry-leading “Total Rewards” Loyalty Program

LAS VEGAS and DALLAS, March 28, 2013 -- Caesars Entertainment Corporation (NASDAQ: CZR), a leader in hospitality and entertainment, today announced it is partnering with Alliance Data Systems Corporation’s (NYSE: ADS) Retail Services Business, a leading provider of loyalty and marketing solutions, to launch a new Total Rewards credit card, providing another way for the loyalty program’s members to earn credit in the award-winning loyalty program.

In partnership with Caesars, Alliance Data will launch the Total Rewards Visa co-brand credit card, enabling cardholders to accelerate their earnings through Total Rewards program for purchases made at Caesars’ resorts as well as on all other purchases made with the card outside of Caesars locations. In addition, premier Total Rewards Visa Signature® cardholders will have access to all of Visa Signature’s benefits, including travel, entertainment, sports and travel protection benefits. Caesars’ Total Rewards loyalty program, winner of Colloquy’s 2012 Master of Enterprise Loyalty award, sets the industry standard in recognizing and rewarding members based on their engagement across Caesars resorts, including dining, entertainment, hotel stays, shopping and more.

“At Caesars, we focus on building relationships and loyalty with our guests through a distinctive combination of great service, memorable experiences and unmatched rewards. These also are the attributes we sought in a partner to help us grow our credit card program, and to help provide our guests new opportunities to earn benefits through Total Rewards,” said Joshua Kanter, SVP of Total Rewards at Caesars Entertainment. “Alliance Data brings a comprehensive suite of tools that will enable our guests to easily and conveniently join our new credit card program. Alliance Data’s purchase data and customer profiling tools will allow us to gain even deeper insight into our guests’ preferences and shopping behaviors.”

“We are excited by this strategic partnership with Caesars Entertainment and are dedicated to working with Caesars to enhance the industry-leading Total Rewards program. Together, we will bring on new cardholders and ensure that these Caesars customers are rewarded in ways that are increasingly meaningful and valuable to them,” added Melisa Miller, president of Alliance Data Retail Services. “We look forward to collaborating closely with this dynamic company to enhance its brand affinity and drive sustained loyalty among its valued guests. This new partnership also extends Alliance Data’s commitment to the hospitality category – a key growth vertical for Alliance Data Retail Services.”

Alliance Data will enable Caesars to develop a deeper understanding of its cardholders through analysis of purchase behaviors, and will also help Caesars to further engage cardholders through expanded customer-relevant channels – all to increase cardholder loyalty to the Total Rewards program and the broader portfolio of Caesars brands. Caesars will also have access to Alliance Data’s advanced set of digital and mobile capabilities connected to the card program, which will give Caesars customers the convenience of using their smartphone to apply for the Total Rewards credit card. All credit card accounts will be targeted to customers that meet Alliance Data's traditional credit quality standards.

About Caesars Entertainment
Caesars Entertainment Corporation is the world's most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions and now operates casinos on four continents. The company's resorts operate primarily under the Caesars®, Harrah's® and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.
# # #